COPANO ENERGY, L.L.C.
INDEPENDENT DIRECTOR COMPENSATION

	ANNUAL	ANNUAL
	RETAINER	RETAINER	MEETING
CASH COMPENSATION	(CHAIRMAN)	(MEMBER)	FEES
BOARD OF DIRECTORS	NONE	$30,000	NONE

AUDIT COMMITTEE	$8,000	$4,000	$1,500

COMPENSATION COMMITTEE	$4,000	NONE	$1,000

CONFLICTS COMMITTEE	$4,000	NONE	$1,000

NOMINATING AND GOVERNANCE COMMITTEE	$4,000	NONE	$1,000
EQUITY COMPENSATION:
•	Initial grant of 3,000 Restricted Units

•	Grant of 1,500 Restricted Units in November of each year

•	Units vest in equal one-third increments over three years